                                                                  EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of MBIA, Inc. (the "Company") on Form S-4 of:

  1. Our report dated February 3, 1997, on our audits of the consolidated financial statements of MBIA, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is incorporated by reference in the Company's Annual Report on Form 10-K;

  2. Our report dated February 3, 1997 on our audits of the financial statement schedules of MBIA, Inc. and Subsidiaries which report is included in the Company's Annual Report on Form 10-K.

  We also consent to the reference to our firm under the caption "Experts."

                                          /S/ COOPERS & LYBRAND L.L.P.

New York, New York
December 5, 1997